UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2017

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 8, 2017, John P. Butler notified Keryx Biopharmaceuticals, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”) effective as of September 8, 2017. Mr. Butler did not communicate to the Company any disagreements regarding the Company’s operations, policies or practices in connection with his resignation, nor is the Company aware of any such disagreements.

(d) On September 11, 2017, pursuant to Section 3.05 of the Company’s Amended and Restated Bylaws, the Board appointed Mark J. Enyedy as an independent director of the Board, effective as of September 11, 2017, to fill the vacancy created by Mr. Butler’s resignation. Mr. Enyedy is to serve as a director until his term expires at the 2018 annual meeting of stockholders. Mr. Enyedy was appointed to the Nominating & Corporate Governance Committee of the Board.

Mr. Enyedy, age 53, has over 20 years of experience in the life sciences industry. He is currently the President and Chief Executive Officer of ImmunoGen, Inc., a publicly traded biopharmaceutical company, a position he has held since May 2016. Prior to joining ImmunoGen, Mr. Enyedy served in various executive capacities at Shire plc, a pharmaceutical company, from 2013 to May 2016, including as Executive Vice President and Head of Corporate Development from 2014 to May 2016, where he led Shire’s strategy, M&A, and corporate planning functions and provided commercial oversight of Shire’s pre-Phase 3 portfolio. Prior to joining Shire he served as Chief Executive Officer and a director of Proteostasis Therapeutics, Inc., a biopharmaceutical company, from 2011 to 2013. Prior to joining Proteostasis he served for 15 years at Genzyme Corporation, a biopharmaceutical company, most recently as President of the Transplant, Oncology, and Multiple Sclerosis divisions. Mr. Enyedy holds a JD from Harvard Law School and practiced law prior to joining Genzyme. Mr. Enyedy is also a director of Fate Therapeutics, Inc., a publicly traded biopharmaceutical company.

Mr. Enyedy was appointed to the Board pursuant to the right of the Company’s largest stockholder, The Baupost Group, L.L.C., to designate a member of the Board. There are no arrangements or understandings between Mr. Enyedy and any other person pursuant to which he was elected as a director, nor are there any transactions between Mr. Enyedy and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Enyedy will receive customary compensation in accordance with the Company’s director compensation policy.

In addition, in connection with Mr. Butler’s resignation, the Board appointed Michael Rogers, a current member of the Board, to serve as the Chairman of the Board, effective as of September 11, 2017.

Keryx announced Mr. Butler’s resignation, the appointment of Mr. Enyedy to the Board and the appointment of Mr. Rogers as Chairman of the Board via press release on September 13, 2017. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

99.1	Press release issued by Keryx Biopharmaceuticals, Inc., dated September 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: September 13, 2017
	By:	/s/ Brian Adams
Brian Adams
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Keryx Biopharmaceuticals, Inc., dated September 13, 2017.